Exhibit 4.17

Addendum No. 2

to Facility Agreement No. RK/038/11 dated July 24th, 2012

City of Moscow	August 9th, 2013

The Joint-Stock Commercial Bank “ROSBANK” (Open Joint-Stock Company), hereinafter referred to as the “Lender”, as represented by Igor Stanislavovich Antonov, Acting Chairman of the Board of Management, acting under the Articles of Association and Decision of the Board of Directors dated May 27, 2013 (Minutes No. 28), as one party, and Mobile TeleSystems Open Joint-Stock Company, hereinafter referred to as the “Borrower”, as represented by Alexey Valeryevich Kornya, Vice-President and Chief Financial Officer, acting under the Power of Attorney No. 0152/13 dated June 04, 2013, as the other party, hereinafter collectively referred to as the “Parties”, have executed this Addendum to Credit Agreement No. RK/038/11 dated July 24th, 2012 (hereinafter, the “Agreement”) as follows:

1.                            Paragraph 3 Clause 1.1 Article 1 of the Agreement to be re-stated to read as follows:

“The Bank margin makes up 0.75 (Zero point seventy five) per cent per annum.”

2.                            All other terms of the Agreement shall remain unchanged.

3.                            The Borrower both states and assures to the Lender that upon the execution hereof by the Borrower, there is no third-party interest in the transaction within the meaning of Article 81 of the Federal Law “On Joint Stock Companies”.

4.                            The Borrower acknowledges that no amendments have been introduced to its founding documents since July 10, 2013.

5.                            The Borrower further acknowledges that the transaction amount as at the date hereof does not exceed 25% of the book value of the Borrower’s assets and does not exceed USD 100,000,000.00 (one hundred million dollars).

6.                            This Addendum is to be considered an integral part of the Agreement, and is to be drawn up in two copies, one for each Party.

Signatures:

By the Lender	By the Borrower

/Signature/	/Signature/

Chief Accountant	Chief Accountant

/Signature/	/Signature/

Official seal:	Official seal:
MOSCOW	MOSCOW
OPEN JOINT-STOCK COMPANY	Mobile TeleSystems Open Joint-Stock Company
Joint-Stock Commercial Bank “ROSBANK”	PSRN 1027700149124
S.R. No. 36487	MTS